UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2021

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD.

The Company has updated its Corporate Presentation that will be available on the Investor Relations page of the Company’s website at https://acertx.com/investor-relations and will be used at investor and other meetings. A copy of the updated Corporate Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Sales Pursuant to At-the-Market Offering Program

During the period of October 1, 2020 through January 15, 2021, the Company raised aggregate gross proceeds, before deducting fees and offering costs, of approximately $2.6 million under its existing “at-the-market” offering program. The Company issued an aggregate of 905,509 shares at an average gross sale price of $2.85 per share. Aggregate net proceeds were approximately $2.5 million after fees and offering costs of $0.1 million. The sales were completed by JonesTrading Institutional Services LLC pursuant to the Amended and Restated Sales Agreement (the “Sales Agreement”) dated March 18, 2020 between the Company, on the one hand, and JonesTrading Institutional Services LLC and Roth Capital Partners, LLC as sales agents, on the other hand.

The shares sold under the Sales Agreement were issued and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-228319) previously filed by the Company and declared effective by the Securities and Exchange Commission (“SEC”) on November 21, 2018. A prospectus supplement related to the Company’s at-the-market offering program was also filed with the SEC on March 18, 2020.

Sales Pursuant to Purchase Agreement with Lincoln Park

During the period of October 1, 2020 through January 15, 2021, the Company raised aggregate gross and net proceeds of approximately $2.9 million under its existing $15.0 purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”) dated April 30, 2020 (the “Purchase Agreement”). The Company issued an aggregate of 1.1 million shares at an average sale price of $2.61 per share.

The shares issued to Lincoln Park under the Purchase Agreement were registered for resale pursuant to a registration statement on Form S-1 (File No. 333-238192) previously filed by the Company and declared effective by the SEC on June 5, 2020. A prospectus related to the resale of the shares under the Purchase Agreement was also filed with the SEC on June 8, 2020.

As of January 15, 2021 and after the transactions described above in Item 8.01, there were 13,918,240 shares of the Company’s common stock outstanding.

Projected Cash Runway

After completion of the matters described above, combined with its existing resources, the Company believes that it has sufficient cash and cash equivalents on hand to fund its currently anticipated operating and capital requirements for its development programs into the second quarter of 2021. This statement is based on management’s current expectations and involves risks and uncertainties. Actual results and performance could differ materially from that estimate. Disclosure regarding those risks and uncertainties is included in the Company’s SEC filings, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020.

This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy shares of the Company's common stock, nor shall there be any sale of shares of the Company's common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Acer Therapeutics Inc. Corporate Presentation, January 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 15, 2021	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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